EXHIBIT 99.1

(a)        FOR IMMEDIATE RELEASE

Investor Relations Contacts:
Jay M. Mitchell
Treasurer
(281) 878-5610
jay.mitchell@grantprideco.com

Matthew D. Fitzgerald
Senior Vice President and CFO
(281) 878-5605
matt.fitzgerald@grantprideco.com

Grant Prideco Requests Extension to 10-K Filing

     HOUSTON, March 16, 2005 — Grant Prideco, Inc. (NYSE:GRP) announced today that, as a result of delays in its completion of the Sarbanes-Oxley Section 404 requirements, it has requested an extension to its filing of Form 10-K until March 31, 2005. Additionally, as a result of an extensive review of revenue recognition practices more fully described below, the Company expects to revise previously reported 2004 income from continuing operations from $0.53 to $0.51 per share. There was no earnings impact on the previously reported fourth quarter results.

     As reported in the Company’s February 10, 2005 press release, the Company currently expects to report a material weakness in internal controls (as defined under Sarbanes-Oxley Section 404 requirements) over financial reporting when it files its Annual Report on Form 10-K for the year ended December 31, 2004. The material weakness relates to inadequate documentation supporting the Company’s revenue recognition procedures in certain of its operating divisions.

     As a result, the Company has performed, and its auditors are currently performing, additional testing of invoices where finished products were delivered to the Company’s “customer-owned” inventory yards. The Company’s testing indicated that while title and risk of loss had transferred to the customer, in certain instances the supporting documentation did not meet all of the requirements (as prescribed under SEC guidelines) to recognize revenue prior to being picked up by the customer. Therefore, the revenue and profits from these transactions are required to be deferred until the period in which the customer takes physical possession. In many instances, revenue recognition may occur after the customer has paid for the goods or subsequently resold them to a third party. Based on its testing to date, the Company believes that its preliminary estimates of 2004 income from continuing operations reported in its February 10, 2005 press release will be reduced from $0.53 to $0.51 per diluted share when it files its Annual Report on Form 10-K. The Company has also reviewed the impact on its quarterly results of operations during 2004, and as a result of such work to date, believes that the quarterly results of operations will be restated as follows from previously reported amounts: first quarter 2004: from $0.08 to $0.07 per diluted share; second quarter 2004: no change; third quarter 2004: from $0.15 to $0.14 per diluted share; and fourth quarter 2004: no change. Substantially all of the deferred revenue has been collected from the customer evidencing the underlying commercial intent of these transactions.

     Due to the additional procedures surrounding these changes, the Company will not be able to finalize its audited financial statements and related footnotes by the prescribed filing date of March 16, 2005, and therefore the above earnings estimates should still be considered preliminary.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Grant Prideco’s prospects for its operations and future demand for its products and services, all of which are subject to certain risks, uncertainties and assumptions. These risks, uncertainties and assumptions, which are more fully described in Grant Prideco, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, include the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of Grant Prideco’s products, expectations for modestly improving demand for our drill stem products, increased competition in the Company’s premium connection markets, expectations relating to Grant Prideco’s ability to maintain and increase pricing in its various product lines, expectations that we will be able to pass through raw material price increases to our customers, foreign currency issues and unexpected changes in exchange rates, impact of geo-political and other events affecting international markets and trade, Grant Prideco’s ability to remain on the leading edge of technology in its products and successfully introduce and integrate new products and processes, the impact of international and domestic trade laws, unforeseen or unexpected litigation or claims, manufacturing difficulties and disruptions, and Grant Prideco’s assumptions relating thereto. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material respects from those currently anticipated and reflected in Grant Prideco’s forward-looking statements. All financial information is unaudited and should be considered preliminary until our annual report on Form 10-K is filed.